Exhibit 1
                                                                       ---------

                             Joint Filing Statement

                  We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: November 10, 1999

                                JWA INVESTMENTS II L.P.

                                By: JWA Investments Corp.,
                                      its General Partner


                                 By: /s/ John W. Adams
                                    ----------------------------------------
                                     John W. Adams
                                     President

                                JWA INVESTMENTS CORP.


                                By: /s/ John W. Adams
                                    ----------------------------------------
                                    John W. Adams
                                    President


                                    /s/ John W. Adams
                                    ----------------------------------------
                                    John W. Adams


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